                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           --------------------------



Filed by the Registrant  |X|
Filed by a Party other than the Registrant  |_|

Check the appropriate box:
|_|  Preliminary Proxy Statement               |_| Confidential, for Use of the
                                                   Commission Only (as permitted
                                                   by Rule 14a-6(e)(2))

|X|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Under Rule 14a-12


                               -----------------

                             MEDIS TECHNOLOGIES LTD.
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):
|X|  No fee required.

|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

          ----------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:
                                                           ---------------------
     (5)  Total fee paid:
                         -------------------------------------------------------

|_|  Fee paid previously with preliminary materials

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
                                 -----------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:
                                                       -------------------------
     (3)  Filing Party:
                       ---------------------------------------------------------
     (4)  Date Filed:
                     -----------------------------------------------------------


                               -----------------
                        COPIES OF ALL COMMUNICATIONS TO:
                                Ira Roxland, Esq.
                               Stephen E. Fox, Esq.
                          Sonnenschein Nath & Rosenthal
                           1221 Avenue of the Americas
                            New York, New York 10020
                                 (212) 768-6700

                             MEDIS TECHNOLOGIES LTD.

                             ----------------------

                  NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 12, 2002

                             ----------------------


To the Stockholders of Medis Technologies Ltd.:

         The 2002 Annual Meeting of Stockholders of Medis Technologies Ltd. will be held at the offices of Sonnenschein Nath & Rosenthal, 1221 Avenue of the Americas, 26th Floor, New York, New York 10020, on June 12, 2002 at 10:00 a.m., local time, for the following purposes:

         1. To elect eight directors to serve for a term of one year.

         2. To consider and vote upon a proposal to amend our 1999 Stock Option Plan to increase the number of shares of common stock available for option grants thereunder from 2,000,000 to 3,000,000.

         3. To approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock from 25,000,000 to 35,000,000.

         4. To ratify the issuance and sale of 3,125 shares of our common stock, at a price per share of $16.00, as well as warrants to purchase 15,625 shares of our common stock at an exercise price of $18.00 per share, to each of our Chairman and Chief Executive Officer and our President.

         5. To transact such other business as may properly come before the annual meeting.

         All stockholders of record as of April 29, 2002 are entitled to vote at the annual meeting. Whether or not you plan to attend the annual meeting, please sign and date the enclosed proxy and promptly return it in the pre-addressed envelope provided for that purpose. Any stockholder may revoke his or her proxy at any time before the annual meeting by giving written notice to such effect, by submitting a subsequently dated proxy or by attending the annual meeting and voting in person.

                                             By Order of the Board of Directors


                                             Robert K. Lifton,
                                             SECRETARY

New York, New York
April 30, 2002

                             MEDIS TECHNOLOGIES LTD.
                                805 THIRD AVENUE
                            NEW YORK, NEW YORK 10022

                             ----------------------

                                 PROXY STATEMENT

                             ----------------------

              QUESTIONS AND ANSWERS REGARDING THIS PROXY STATEMENT

         WHO IS SOLICITING YOUR PROXY? Our board of directors is soliciting your proxy. Proxies may also be solicited by our directors, officers and employees, but such persons will not be specifically compensated for such services.

         WHEN WAS THE PROXY STATEMENT MAILED TO STOCKHOLDERS? This proxy statement was first mailed to stockholders on or about May 10, 2002.

         WHO MAY ATTEND THE ANNUAL MEETING? All stockholders on April 29, 2002 may attend. If your shares are held through a broker and you would like to attend, please bring a copy of your brokerage account statement reflecting your ownership of our shares on such date or an omnibus proxy (which you can get from your broker) and we will permit you to attend the annual meeting.

         WHO IS PAYING FOR THE SOLICITATION OF PROXIES? We will pay all expenses of preparing and soliciting proxies. We have also arranged for reimbursement, at the rate suggested by The Nasdaq Stock Market, Inc., of brokerage houses, nominees, custodians and fiduciaries for the forwarding of proxy materials to the beneficial owners of shares held of record.

         WHO MAY VOTE AT THE ANNUAL MEETING? If you are a holder of common stock on April 29, 2002, you will have one vote for each share of common stock that you hold on each matter that is presented for action at the annual meeting. If you have common stock that is registered in the name of a broker, your broker will forward your proxy materials and will vote your shares as you indicate. You may receive more than one proxy card if your shares are registered in different names or are held in more than one account.

         HOW DO YOU VOTE? Sign and date each proxy card you receive and return it in the prepaid envelope. Stockholders who hold their shares through a bank or broker can also vote via the Internet if this option is offered by the bank or broker. Any stockholder may revoke his or her proxy, whether he or she votes by mail or the Internet, at any time before the annual meeting by written notice to such effect received by us at the address set forth above, attn: corporate secretary, by delivery of a subsequently dated proxy or by attending the annual meeting and voting in person.

         HOW WILL YOUR SHARES BE VOTED? All properly completed and unrevoked proxies which are received prior to the close of voting at the annual meeting will be voted in accordance with the instructions made. If a properly executed, unrevoked written proxy card does not specifically direct the voting of shares covered, the proxy will be voted in favor of the proposals set forth in the notice attached to this proxy statement.

         Abstentions will be counted in tabulations of the votes cast on each of the proposals presented at the meeting and will have the same effect as a vote AGAINST each of such proposals. "Broker non-votes" are proxies received from brokers who, in the absence of specific voting instructions from beneficial owners of shares held in brokerage name, have declined to vote such shares in those instances where discretionary voting by brokers is permitted. Broker non-votes will have the same effect as a vote AGAINST the proposal to amend our certificate of incorporation. However, broker non-votes will not be counted for purposes of determining whether any other proposal has been approved.

         IS YOUR VOTE CONFIDENTIAL? Proxy cards, ballots and voting tabulations that identify individual stockholders are mailed or returned directly to the transfer agent and are handled in a manner that protects your voting privacy. Your vote will not be disclosed except as needed to permit the transfer agent to tabulate and certify the vote and as required by law. Additionally, all comments written on the proxy card or elsewhere will be forwarded to management. Your identity will be kept confidential, unless you ask that your name be disclosed.

         WHAT IS THE RECORD DATE AND WHAT CONSTITUTES A QUORUM? Our board of directors has selected the close of business on April 29, 2002 as the record date for determining the stockholders of record who are entitled to vote at the annual meeting. This means that all stockholders of record at the close of business on April 29, 2002 may vote their shares of common stock at the annual meeting. On the record date, 21,098,959 shares of common stock were issued and outstanding. The common stock is our only class of securities entitled to vote, each share being entitled to one non-cumulative vote. The presence at the annual meeting, in person or by proxy, of holders of a majority of the issued and outstanding shares of common stock as of the record date is considered a quorum for the transaction of business. If you submit a properly completed proxy or if you appear at the annual meeting to vote in person, your shares of common stock will be considered part of the quorum. Directions to withhold authority to vote for any director, abstentions, and broker non-votes will be counted as present to determine if a quorum for the transaction of business is present. Once a quorum is present, voting on specific proposals may proceed. In the absence of a quorum, the annual meeting may be adjourned.

         HOW MANY VOTES ARE NEEDED TO APPROVE EACH PROPOSAL? The election of directors requires the affirmative vote of the holders of a plurality of the voting power of our common stock that are present in person or by proxy at the meeting. The approval of the amendment to our Certificate of Incorporation requires the affirmative vote of the holders of a majority of the voting power of the shares of our common stock outstanding on the record date. The approval of each other matter requires the affirmative vote of the holders of a majority of the voting power of our common stock that are present in person or by proxy at the meeting.

                              ELECTION OF DIRECTORS

         At the annual meeting, you will elect eight individuals to our board of directors. Each director will hold office until the next annual meeting and until his respective successor is elected and qualified. In the event that any nominee for director withdraws or for any reason is not able to serve as a director, we will vote your proxy for the remainder of those nominated for director (except as otherwise indicated in your proxy) and for any replacement nominee designated by our board of directors. Each nominee is currently a member of our board of directors.


INFORMATION CONCERNING NOMINEES

                                   DIRECTOR    PRINCIPAL OCCUPATION AND BUSINESS
          NAME              AGE      SINCE     EXPERIENCE DURING THE PAST FIVE YEARS
-------------------------   ---    --------    ------------------------------------------------------------------------
Robert K. Lifton            74        1992     Our chairman of the board, chief executive officer and secretary since inception. He is also a director of our subsidiaries Medis Inc., Medis El
                                               Ltd. and More Energy Ltd. He is principally engaged in managing his own investments through the Stanoff Corporation, of which he is a major shareholder and a principal, and other investment vehicles. Mr. Lifton is a director and member of the executive and investment committees of Bank
                                               Leumi USA, a director of Leumi Investment Services, Inc., the co-chairman of the U.S.-Middle East Project of the Council on Foreign Relations,
                                               chair of the Public Health Research Institute and serves on the boards of numerous philanthropic organizations. He also is an officer and director of a number of privately held companies. From 1988 to 1994, he was president of the American Jewish Congress and is the founding chairman and chairman emeritus of the Israel Policy Forum. In 1983, he was a founder of Preferred Health Care Ltd. and served as its president. In
                                               1961, he co-founded with Mr. Weingrow the Transcontinental Investing
                                               Corporation, serving as its president until 1968, when it was listed on the New York Stock Exchange, and then chairman of the board until its merger in 1972. Mr. Lifton was an associate attorney with the law firm of
                                               Kaye, Scholer, Fierman, Hays and Handler in 1955 and 1956, after receiving a law degree from Yale Law School and being admitted to the New
                                               York Bar, and has taught at Yale and Columbia law schools. Mr. Lifton has written extensively on business and political matters.

Howard Weingrow             79        1992     Our president and treasurer since our inception. He is also a director of
                                               Medis Inc., Medis El and More Energy. Mr. Weingrow is principally engaged in managing his own investments through the Stanoff Corporation, of which he is a major shareholder and a principal, and other investment vehicles.
                                               Mr. Weingrow is a trustee of the Children's Medical Fund and the North
                                               Shore-Long Island Jewish Health System. He is also a trustee of the
                                               Nassau County Museum of Art. Mr. Weingrow is the founder of the Weingrow
                                               Family Children's Urology Research Laboratory and the Center for
                                               Childhood Asthma of Long Island Jewish Hospital and the Weingrow
                                               Collection of Avant Garde Art and Literature at Hofstra University. He
                                               was chairman and a director of Mercury Paging & Communications, Inc. from
                                               1995 until its sale in 1997. In 1961, he co-founded with Mr. Lifton the
                                               Transcontinental Investing Corporation, serving as its executive vice president until 1968 and then president until its merger in 1972. Mr.
                                               Weingrow served as treasurer of the Democratic National Committee in 1971 and 1972 and as deputy finance chairman of the


                                      -3-

                                               Carter for President campaigns in 1976 and 1980.

Jacob S. Weiss              49        1997     Our senior vice president-business development since August 2000. He was also engaged by us in a consulting capacity from November 1999 through
                                               August 2000. Mr. Weiss is also a director of Medis Inc., Medis El and
                                               More Energy. Mr. Weiss served as the corporate vice president and general counsel to Israel Aircraft Industries Ltd., our largest stockholder, from
                                               1996 to 2000. Prior to that, he was deputy general counsel international division of Israel Aircraft. Mr. Weiss was the chief executive officer until December 2001 of ImageSat International, a company established by
                                               Israel Aircraft to commercialize its remote sensing satellite technology.

Amos Eiran                  65        1997     Mr. Eiran serves as chairman of the Industrial Cooperation Authority, the agency in charge of the buy-back and offset program of the State of
                                               Israel, for more than the past five years. Mr. Eiran also serves as director for Clal Insurance Group, an Israeli insurance company, Clal
                                               Electronics Pension Fund and serves as chairman of ATUDOT, an Israeli insurance company. Previously, Mr. Eiran was director general of the
                                               Prime Minister's office during Yitzhak Rabin's first term as Prime
                                               Minister and director general and chairman of Mivtahim, the largest pension fund in Israel. Mr. Eiran is a member of our audit committee and is also a director of Medis Inc. and Medis El.

Zeev Nahmoni                60        1997     Mr. Nahmoni is the vice president and general manager of the Electronics
                                               Group of Israel Aircraft since 1997 and the Deputy General Manager of the
                                               Electronics Group of Israel Aircraft from 1995 to 1997. Prior to that, he was the general manager of the Tamam Division of the Electronics Group of
                                               Israel Aircraft from 1992 to 1995. Mr. Nahmoni is also a director of
                                               ImageSat International. He is also a director of Medis Inc. and Medis El.

Jacob E. Goldman            80        2000     Dr. Goldman is chairman of the board and a consultant to Umbanet, Inc., a company developing software for securing e-mail messages, since April
                                               2000. From 1996 to 1999, he was a consultant to Oxbridge Inc., an investment banking firm. From 1977 to the present, Dr. Goldman has served on the board of directors and as a member of the executive committee of
                                               Bank Leumi USA. From 1983 to 1994, he founded and served as chairman and chief executive officer of Softstrip, Inc. From 1968 to 1983 he served as senior vice president and chief technical officer of Xerox Corporation where he founded and presided over its Palo Alto Research Center (PARC).
                                               Between 1955 and 1968 he served as Director of Ford Motor Company's scientific research laboratory. Dr. Goldman has previously served on
                                               Boards of various corporations and institutions including Xerox, GAF,
                                               Inc., General Instrument Corporation, Lex Services PLC, Peerlogic Inc.
                                               and United Brands and was president of the American Technion Society. He received his Ph.D. in physics from the University of Pennsylvania. Mr.
                                               Goldman is a member of our audit committee.

Seymour Heinberg            81        2000     Mr. Heinberg was the founder in 1973 and principal of the accounting firm of Seymour Heinberg, CPA, P.C. until 1992, when that firm merged with
                                               Edward I. Isaacs & Co. LLP, where he was a retired partner until October
                                               2000 when it merged with RSM McGladrey, Inc. Mr. Heinberg started his career at the public accounting firm Escoe and Heinberg, where he served as a general partner from 1951 to 1973. In 1998 he received the first
                                               Special


                                                          -4-

                                               Recognition Award from the Foundation for Accounting Education of the New
                                               York State Society of CPAs for his 50 years of outstanding committee service and tax lectures. Mr. Heinberg is chairman of our audit committee.

Shmuel Peretz               62        1997     Mr. Peretz is currently the president of Israel Aircraft Europe and has served in such capacity since 1997. From 1988 to 1996, he was the corporate vice president-finance of Israel Aircraft. Mr. Peretz serves as a director of the Israeli corporations Elta Ltd. and
                                               Magel, Ltd. He is also a director of Medis El.


IDENTIFICATION OF EXECUTIVE OFFICERS

                                   PRINCIPAL OCCUPATION AND BUSINESS
          NAME              AGE    EXPERIENCE DURING THE PAST FIVE YEARS
-------------------------   ---    ------------------------------------------------------------------------------------
Zvi Rehavi..............    66     Executive vice president since June 2000 and the executive vice president and general manager of Medis El since its inception in July 1992. Mr. Rehavi was also general manager of More Energy from its inception in December 1998 to October 2000. From 1989 to 1991, he was manager of development and production of Patriot Missile Sensors, a joint venture of Israel Aircraft and Martin Marietta. From 1984 to 1989, he was
                                   Israel Aircraft's director of sensors and electro mechanical components. From 1966 to
                                   1974, he was manager, inertial components laboratory at Israel Aircraft. From 1958 to
                                   1966, he served with the Technical Office of the Ministry of Defense of Israel. He
                                   has a Masters of Engineering Science from the University of Pennsylvania. He was a
                                   Ph.D. candidate in Applied Physics at Hebrew University, Jerusalem, and an MBA
                                   candidate at the Wharton School.

Israel Fisher...........    54     Vice president-finance since June 2000 and vice president-finance and secretary of
                                   Medis El since its inception. Mr. Fisher is also vice president-finance of More
                                   Energy. From 1990 to 1992, he served as the deputy manager of Israel Aircraft for financial planning and credit management. From 1987 to 1990, he served as the deputy finance manager of the Tamam Plant of the Electronics Division of Israel Aircraft. He
                                   has a MBA from the University of Tel Aviv and two BA degrees from Bar-Ilan
                                   University: one in accounting and the other in Economics and Business Administration.


         Our business is managed under the direction of our board of directors. The board consists of a single class of directors who are elected for a term of one year, such term beginning and ending at each annual meeting of stockholders.


         During the fiscal year ended December 31, 2001, our board of directors held two meetings and took action by unanimous written consent on twelve occasions. Each director attended 75% or more of the meetings of our board of directors and meetings of committees of the board of directors on which they served, except Seymour Heinberg, who did not attend one board of directors meeting and one audit committee meeting.

         We do not have a stock option committee charged to review and implement appropriate action with respect to matters pertaining to stock options granted under our stock option plan nor do we have a compensation committee charged with reviewing and recommending to the board compensation programs for our officers. These functions are performed by our board of directors as a whole. Our audit committee consists of three independent directors: Messrs. Heinberg, Goldman and Eiran. Information with respect to our audit committee is found under the caption "Report of Audit Committee" elsewhere in this proxy statement.

         OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR ALL OF THE NOMINEES LISTED ABOVE.

                          REPORT OF THE AUDIT COMMITTEE

         The responsibilities of the audit committee include:

         o reviewing and recommending to the Company's board the appointment of independent accountants;

         o reviewing the scope of the Company's internal and external audits;

         o ensuring the independence of the Company's independent accountants;

         o reviewing the adequacy of the Company's internal accounting controls; and

         o discussing with management and the Company's independent accountants its draft annual and quarterly financial statements and key accounting and reporting matters.

         The committee has adopted a written charter which has been approved by the Company's board of directors.

         The members of the committee are all "independent," as that term is defined by the listing standards of The Nasdaq Stock Market. That is, the Company's board of directors has determined that no member of the committee has a relationship to the Company that may interfere with each such member's independence from the Company and its management.

         The committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the committee's charter. To carry out its responsibilities, the committee met two times with respect to the Company's financial statements for the fiscal year 2001.

         In overseeing the preparation of the Company's financial statements, the committee met with both the Company's management and its outside auditors to review and discuss our audited financial statements prior to their issuance and to discuss significant accounting issues. The Company's management advised the committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the committee discussed the statements with both management and outside auditors. The committee's review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees).

         With respect to the Company's outside auditors, the committee, among other things, discussed with Arthur Andersen LLP matters relating to its independence, including the disclosures made to the committee as required by the Independence Standards Board Standard No. 1 (Discussions with Audit Committee). The committee's review also included inquiry concerning litigation involving Andersen and the existence of investigations by regulatory agencies into the financial reporting practices of the companies audited by them. In this respect, the committee concluded that, at the present time, the ability of Andersen to perform services for the Company is not in any way adversely affected by any such litigation or investigations.

         On March 14, 2002, Andersen was indicted on obstruction of justice charges arising from the federal government's investigation of Enron Corp. While the SEC has stated that it will continue to accept financial statements audited by Andersen and interim financial statements that are reviewed by Andersen, a prerequisite to such acceptance will be our ability to make certain representations to the SEC regarding the Andersen audit or review process. The Company's representations will be based on representations that will have to be made to it by Andersen.

         The Company's ability to make timely SEC filings and its access to the capital markets could be impaired if the SEC ceases to accept financial statements audited or reviewed by Andersen, or if Andersen is unable to either make the requisite representations to the Company or is otherwise unable to perform required audit procedures. The committee intends to monitor relevant events and will take such actions as it believes appropriate, including recommending to the Board of Directors the engagement of new independent auditors, if necessary, to enable the Company to file its periodic SEC reports in a timely fashion and to maintain access to the capital markets.

         On the basis of these reviews and discussions, the committee recommended to the Company's board of directors that it approve the inclusion of the Company's audited financial statements in its Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission.

                                                      The Audit Committee


                                                      Seymour Heinberg, Chairman
                                                      Jacob E. Goldman
                                                      Amos Eiran

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                               OWNERS AND MANAGERS

         The following table sets forth certain information regarding ownership of our common stock as of April 29, 2002 by:

         o each beneficial owner of five percent or more of our common stock;

         o        each of our directors;

         o each of our executive officers named in the summary compensation table elsewhere in this proxy statement; and

         o        all of our directors and executive officers as a group.

         The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission ("SEC") governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. Under these rules more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

         Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. Unless otherwise noted, the address of each holder of five percent or more of our common stock is our corporate address.


                                                     NUMBER OF SHARES OF COMMON        OWNERSHIP
       NAME AND ADDRESS OF BENEFICIAL OWNER           STOCK BENEFICIALLY OWNED        PERCENTAGE
       ------------------------------------           -----------------------        ----------
Israel Aircraft Industries Ltd.(1).............               5,553,957                    26.3
Robert K. Lifton(2)............................               2,940,008                    13.6
Howard Weingrow(3).............................               2,344,525                    10.2
CVF, LLC(4)....................................               2,118,316                     9.9
Zvi Rehavi(5)..................................                 267,600                     1.2
Jacob S. Weiss(6)..............................                 104,784                     *
Israel Fisher (5)..............................                  20,000                     *
Amos Eiran(5)..................................                  13,700                     *
Jacob E. Goldman...............................                   3,600                     *
Zeev Nahmoni...................................                      --                    --
Seymour Heinberg...............................                      --                    --
Shmuel Peretz..................................                      --                    --
All directors and executive officers as a group
(10 persons)...................................               5,036,139                    22.5

----------
* Represents beneficial ownership of less than 1%.

(1) Includes 37,500 shares of our common stock underlying warrants held by Israel Aircraft. Voting control of Israel Aircraft is held by the State of Israel. Israel Aircraft's address is Ben Gurion International Airport, Tel Aviv 70100, Israel.

(2) Includes 152,865 shares of our common stock underlying warrants and 268,550 shares of our common stock underlying options held by Mr. Lifton, as well as an aggregate of 654,478 shares of our common stock and common stock underlying warrants held by the Stanoff Corporation, which is beneficially owned by Messrs. Lifton and Weingrow. Also includes 3,125 shares of our common stock and 15,625 shares of our common stock underlying warrants issued to Mr. Lifton which is subject to stockholder ratification, which proposal is described elsewhere in this proxy statement. Does not include an aggregate of 424,700 shares of our common stock held in trust for relatives of Mr. Weingrow of which Mr. Lifton is a trustee.

(3) Includes 123,698 shares of our common stock underlying warrants and 175,000 shares of our common stock underlying options held by Mr. Weingrow, as well as an aggregate of 654,478 shares of our common stock and common stock underlying warrants held by the Stanoff Corporation, which is beneficially owned by Messrs. Lifton and Weingrow. Also includes 3,125 shares of our common stock and 15,625 shares of our common stock underlying warrants issued to Mr. Weingrow which is subject to stockholder ratification, which proposal is described elsewhere in this proxy statement.

(4) Includes 214,584 shares of our common stock underlying warrants. Based on information contained in a Schedule 13D jointly filed by the following persons on October 5, 2001, CVF, LLC, Robert C. Goodman, Longview Management Group, LLC, Charles H. Goodman and Goeffrey F. Grossman, not individually, but as trustee of The Edward Trust, have shared voting power and shared dispositive power of such shares of common stock, including shares of common stock issuable upon exercise of outstanding warrants. These shares are held of record by CVF. Robert
         C. Goodman is the Executive Manager of CVF. Longview Management Group provides investment advisory services to CVF. Charles H. Goodman is president of Longview Management Group. In his capacity as trustee of The Edmund Trust, Goeffrey F. Goodman is deemed to hold a 100% interest in The Edmund Trust. The address of CVF is 222 N. LaSalle Street, Suite 2000, Chicago, Illinois 60601.

(5) Represents options to acquire shares of our common stock which are currently exercisable.

(6) Includes options to acquire 100,000 shares of our common stock which are currently exercisable.

                             EXECUTIVE COMPENSATION


REPORT ON EXECUTIVE COMPENSATION

         COMPENSATION PHILOSOPHY

         We believe that executive compensation should:

         o provide motivation to achieve strategic goals by tying executive compensation to our performance, as well as affording recognition to individual performance;

         o provide compensation reasonably comparable to that offered by other technology development companies and fuel cell companies; and

         o align the interests of executive officers with the long-term interests of our stockholders through the award of equity purchase opportunities.

         Our compensation philosophy is designed to encourage and balance the attainment of short-term compensation goals, as well as the implementation and realization of long-term strategic initiatives. As greater responsibilities are assumed by an executive officer, a larger portion of compensation is "at risk." This philosophy is intended to apply to all management.

         COMPENSATION PROGRAM

         Our executive compensation program has three major components: base salary, short-term incentive bonus payments and long-term equity incentives.

         Individual performance reviews are generally conducted annually. Increases in fiscal year 2001 were based on an individual's sustained performance and the achievement of our research and development goals and fund raising efforts. We do not assign specific weighting factors when measuring performance; rather, subjective judgment and discretion are exercised in light of our overall compensation philosophy.

         Base salary and compensation, as well as short-term incentive bonus payments, are determined by evaluating individual responsibility levels and individual performance.

         Our board of directors believes that executive officers who are in a position to make a substantial contribution to our long-term success and to build stockholder value should have a significant equity stake in our ongoing success. Accordingly, one of our principal motivational methods has been the award of stock options. In addition to financial benefits to executive officers, if the price of our common stock during the term of any such option increases beyond such option's exercise price, the program also creates an incentive to remain with us since options generally vest and become exercisable at least one year after the date of grant.

         Our board of directors will continue to review our compensation programs to assure such programs are consistent with the objective of increasing stockholder value.

                             The Board of Directors

                             Robert K. Lifton, Chairman
                             Howard Weingrow            Zeev Nahmoni
                             Jacob Weiss                Jacob E. Goldman
                             Amos Eiran                 Seymour Heinberg
                             Shmuel Peretz

SUMMARY COMPENSATION TABLE

         The following table sets forth information with respect to compensation earned by our chief executive officer and our other executive officers who earned in excess of $100,000, for the years indicated.



                                                                                          LONG-TERM
                                                   ANNUAL COMPENSATION                  COMPENSATION
                                             ------------------------------------          AWARDS
                                                                                        ------------
                                                                          OTHER
                                                                         ANNUAL           SECURITIES         ALL OTHER
NAME AND PRINCIPAL POSITION       YEAR       SALARY        BONUS      COMPENSATION    UNDERLYING OPTIONS    COMPENSATION
---------------------------       ----       ------        -----      ------------    ------------------    ------------
Robert K. Lifton
   Chief Executive Officer...     2001         --           --          $240,000(1)         75,000              --
                                  2000         --           --          $183,000(1)        300,000              --
                                  1999         --           --          $100,000(1)        100,000              --

Howard Weingrow
   President and Treasurer...     2001         --           --          $145,000(1)         75,000              --
                                  2000         --           --          $ 45,000(1)        325,000              --
                                  1999         --           --             --               50,000              --
Zvi Rehavi
   Executive Vice President..     2001       $242,000     $95,000       $113,000(2)        100,000(3)         $76,000(4)
                                  2000       $198,000     $87,000       $ 90,000(5)        100,000            $61,000(6)
                                  1999       $136,000     $64,000       $ 55,000(7)        200,000            $45,000(8)
Jacob S. Weiss(9)
   Senior Vice President.....     2001       $ 97,000       --             --                 --              $35,000(10)
                                  2000       $ 40,000       --             --                 --              $ 8,000(11)
Israel Fisher
   Vice President - Finance..     2001       $137,000     $14,000       $ 41,000(12)          --  (3)         $53,000(13)
                                  2000       $109,000     $12,000       $ 32,000(14)        15,000            $47,000(15)
                                  1999       $ 82,000     $25,000       $ 20,000(16)           --             $42,000(17)


(1) Messrs. Lifton and Weingrow are each paid as an independent consultant for their respective services.

(2) Includes an apartment allowance of $72,000 and a $30,000 payment for an educational fund.

(3) Does not include options issued by Medis El in 1998 to the named executive officers, of which the underlying ordinary shares of Medis El were exchanged in 2001 for our shares of common stock as a consequence of our exchange offer in June 2000 for shares of Medis El we did not already own. Such exchange was at the same exchange ratio of 1.37 used in the Medis El exchange offer.

(4) Represents an employer contribution to pension and savings funds and payments in lieu of such contributions of $56,000 and a contribution of $20,000 to a key person life insurance policy whereby upon termination of employment, Mr. Rehavi shall receive a lump sum distribution based upon the number of years of premium payout.

(5) Includes an apartment allowance of $44,000 and a $30,000 payment for an educational fund.

(6) Represents employer contribution to pension and savings funds of $41,000 and a contribution of $20,000 to a key person life insurance policy.

(7) Includes an apartment allowance of $24,000 and a $18,750 payment for an educational fund

(8) Represents an employer contribution to pension and savings funds of $30,000 and a contribution of $15,000 to a key person life insurance policy.

(9) Mr. Weiss was not an employee of us or any of our subsidiaries prior to 2000.

(10) Represents an employer contribution to pension and savings funds and payments in lieu of such contributions.

(11) Represents payments in lieu of employer contributions to pension and savings funds.

(12)     Includes a $31,000 payment for an educational fund.

(13) Represents an employer contribution to pension and savings funds and payments in lieu of such contributions $30,000 and a contribution of $23,000 to an insurance pension fund.

(14)     Includes a $24,000 payment for an educational fund.

(15) Represents an employer contribution to pension and savings funds and payments in lieu of such contributions of $24,000 and a contribution of $23,000 to an insurance pension fund.

(16)     Includes a $13,000 payment for an educational fund.

(17) Represents an employer contribution to pension and savings funds of $19,000 and a contribution of $23,000 to an insurance pension fund.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth information with respect to options grants issued by us in the fiscal year ended December 31, 2001 to the named executive officers in the Summary Compensation Table.


                                       PERCENT OF
                        NUMBER OF     TOTAL OPTION
                        SECURITIES     GRANTED TO
                        UNDERLYING    EMPLOYEES IN   EXERCISE                          POTENTIAL REALIZABLE VALUE AT
                         OPTIONS      FISCAL YEAR    PRICE                           ASSUMED ANNUAL RATES OF STOCK
                                                                    EXPIRATION      PRICE APPRECIATION FOR OPTION TERM
NAME                     GRANTED          (1)        PER SHARE         DATE          0%          5%          10%
----                     -------      ------------   ---------         ----        ------------------------------------
Robert K. Lifton....       75,000          17.6       $ 10.50   July 18, 2005               --   $ 157,500   $315,000
Howard Weingrow.....       75,000          17.6       $ 10.50   July 18, 2005               --   $ 157,500   $315,000
Zvi Rehavi..........       68,500 (2)      16.1       $  5.255  December 31, 2004    $ 379,800   $ 127,900   $255,800
                           41,100 (2)       9.6       $  4.379  December 31, 2004    $ 263,900   $  76,800   $153,500
                          100,000          23.5       $  5.16   August 17, 2005             --   $ 103,200   $206,400
Jacob S. Weiss......           --          --           --              --                  --          --         --
Israel Fisher.......       13,700 (2)       3.2       $  5.255  December 31, 2004    $  76,000   $  25,600   $ 51,200

----------
(1)  Includes options issued to consultants and directors.

(2) Represents options issued by Medis El in 1998 to the named executive officers, of which the underlying ordinary shares of Medis El were exchanged in 2001 for our shares of common stock as a consequence of our exchange offer in June 2000 for shares of Medis El we did not already own. Such exchange was at the same exchange ratio of 1.37 used in the Medis El exchange offer.

FISCAL YEAR END OPTION VALUES

         The following table sets forth information with respect to each exercise of stock options during the fiscal year ended December 31, 2001 and the fiscal year-end value of unexercised options held by the named executive officers in the Summary Compensation Table.


                                                            NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                             SHARES                        UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS AT FISCAL
                          ACQUIRED ON       VALUE        OPTIONS AT FISCAL YEAR-END                YEAR-END
                                                         ----------------------------   ------------------------------
NAME                        EXERCISE      REALIZED       EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                        --------      --------       -----------    -------------    -----------    -------------
Robert K. Lifton.....            --            --           268,500         275,000     $   586,000              --
Howard Weingrow......            --            --           150,000         300,000     $   221,000     $    59,000
Zvi Rehavi...........            --            --           309,600         200,000     $ 1,150,000     $   219,000
Jacob S. Weiss.......            --            --           100,000              --     $   442,000              --
Israel Fisher........            --            --            13,700          15,000     $    29,000     $    35,000


EMPLOYMENT AND CONSULTING AGREEMENTS

         We have entered into employment agreements with Zvi Rehavi and Israel Fisher. Mr. Rehavi's agreement is for a two year term expiring on September 30, 2002 and Mr. Fisher's agreement is for a one year term expiring on March 23, 2003 with automatic one year renewal terms commencing on the expiration of such term. Each of the agreements, in addition to salary, stock options and fringe benefits, provides for 6 months salary upon notification of resignation or dismissal and upon a change of ownership of Medis El with subsequent dismissal by the new owners.

         We have entered into consulting agreements with each of Robert K. Lifton and Howard Weingrow. Each agreement is for a two year term which commenced January 2, 2000, with automatic yearly renewal terms commencing upon the expiration of each such term. The agreements each provide for annual retainers to be paid monthly and reimbursement of any business expenses incurred in the performance of services under the agreement. The annual retainers are subject to review by mutual agreement between the parties prior to the beginning of each renewal term. Each agreement further provides that either we or the consultant may terminate the agreement upon thirty days prior written notice if there is a material breach of the agreement and there was an opportunity to cure the breach. Each agreement subjects the consultant to a non-competition covenant in our favor.

DIRECTOR'S COMPENSATION

         Non-employee directors receive $1,000 for each board of directors meeting attended and members of our audit committee receive $1,500 for each audit committee meeting attended. Furthermore, directors receive reimbursement for travel, lodging and a flat per diem of $85.00 for each board or committee meeting attended out of town. Directors also receive stock options as fixed by the board of directors upon becoming a director and each year thereafter, at the discretion of the board.

         We paid Amos Eiran, a non-employee director, an aggregate of approximately $15,000 for consulting services he provided to us in 2001.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         We do not have a compensation committee. Our entire board of directors participates in deliberations concerning executive officer compensation, including each of our executive officers who are directors.

SECTION 16(A) BENEFICIAL OWNERSHIP OF REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own beneficially more than 10% of our common stock to file reports of ownership and changes in ownership of such common stock with the Securities and Exchange Commission, and to file copies of such reports with us. Based solely upon a review of the copies of such reports filed with us, we believe that during 2001 such reporting persons complied with the filing requirements of Section 16(a) except that each of Messrs. Lifton and Weingrow were not timely in the filing of four, and Mr. Rehavi was not timely in the filing of one, Statement of Changes in Beneficial Ownership.

PERFORMANCE GRAPH

         The graph below compares the annual performance of our common stock with the performance of the Nasdaq National Market Index and a peer group of comparable fuel cell companies (the "Peer Group Index") from June 6, 2000, the date our common stock commenced trading on The Nasdaq SmallCap Market, through December 31, 2001. On October 3, 2000, we commenced trading on The Nasdaq National Market. The performance graph assumes that an investment of $100 was made in our common stock and in each index on June 6, 2000, and that all dividends, if any, were reinvested.

                     COMPARISON OF CUMULATIVE TOTAL RETURNS


                                                                  6/6/00               12/31/00           12/31/01
Medis Technologies Ltd..................................          $  100                 71.43               32.31
Peer Group Index(1).....................................             100                 77.24               21.48
Nasdaq National Market Index............................             100                 62.29               49.05

-----------
(1) The returns of the Peer Group Index, which consists of Energy Visions Inc., Manhattan Scientifics Inc. and Mechanical Technology Incorporated, are weighted according to the respective issuer's market capitalization.



         We believe that the foregoing information provided has only limited relevance to an understanding of our compensation policies during the indicated periods and does not reflect all matters appropriately considered in developing our compensation strategy. In addition, the stock price performance shown on the graph is not necessarily indicative of future price performance.

                              CERTAIN RELATIONSHIPS

         In November 2000, we purchased an option for the remaining 7% of the outstanding shares of More Energy Ltd., an indirect subsidiary of ours which owns our fuel cell technology, held by Gennadi Finkelshtain, its general manager and director, at an exercise price of 1,714 shares of our common stock for each More Energy share. The aggregate purchase price of the option was US$520,000, which was paid in full in June 2001.

         On December 29, 2000, we entered into a $5 million revolving credit line loan agreement with Fleet National Bank which terminates on December 28, 2002. Under the loan agreement, the outstanding balances bear interest based on either the LIBOR or Prime Rate. Furthermore, any outstanding balance would be collateralized by all cash and other assets on deposit with the bank at any time and an assignment of certain leases owned by a partnership in which Robert K. Lifton and Howard Weingrow are partners. Messrs. Lifton and Weingrow each personally guaranteed any principal and interest on and all other sums payable with respect to our obligations or liabilities to Fleet under the loan agreement.

         We pay rent of approximately $72,000 per year for the use of office space in premises occupied by the Stanoff Corporation, which is beneficially owned by Messrs. Lifton and Weingrow. Furthermore, we reimburse Stanoff for the use of its administrative staff at such office in the amount of $48,000 per year.

         We believe that all transactions between us and our affiliates were and are on terms no less favorable than can be obtained from unaffiliated parties.

                  PROPOSAL TO AMEND OUR 1999 STOCK OPTION PLAN

         Our 1999 Stock Option Plan was amended by our board of directors to increase the number of shares of common stock available for option grants under the plan from 2,000,000 to 3,000,000, subject to the approval of our stockholders. We believe that we have been successful in the past in attracting and retaining qualified employees, officers and directors in part because of our ability to offer such persons options to purchase common stock and the increase is necessary for us to continue to attract and retain qualified employees, officers and directors.

         The 1999 Plan provides for its administration by the board or by a stock option committee appointed by the board. The board or the committee, as appropriate, has discretionary authority, subject to certain restrictions, to determine the individuals to whom and the times at which options will be granted and the number of shares subject to such options. The board or the committee may interpret the provisions of the 1999 Plan and may prescribe, amend and rescind rules and regulations relating thereto.

         The purchase price of shares of common stock subject to an incentive stock option within the meaning of Section 422 of the Internal Revenue Code under the 1999 Plan may not be less than the fair market value of the shares on the date upon which such option is granted. In addition, in the case of an optionee who also owns 10% or more of our stock, the purchase price of the shares may not be less than 110% of the fair market value of the shares on the date upon which such option is granted. Further, the aggregate fair market value determined as of the date of the option grant of shares of common stock with respect to which incentive stock options are exercisable for the first time by the holder of the option during any calendar year may not exceed $100,000. The option price of non-qualified options granted under the 1999 Plan is determined by the board or the committee, as appropriate, in its absolute discretion at the time of grant, but shall in no event be less than the minimum legal consideration required.

         The 1999 Plan is open to participation by our and our subsidiaries' employees, non-employee directors and consultants. At the record date, in addition to our chief executive officer and our president, there were approximately 40 of our employees (including 5 officers) as well as approximately 23 non-employee directors and consultants eligible to participate in the 1999 Plan.

NEW PLAN BENEFITS

         On January 31, 2002, our board of directors granted options to purchase an aggregate of 647,000 shares of our common stock to our officers and directors (525,000 shares) and our employees and consultants (122,000 shares), subject to stockholder approval of this proposal to amend the 1999 Plan. The options vest after one year and expire after three years. Options to purchase 97,000 shares of our common stock are treated as incentive stock options and option to purchase 550,000 shares of our common stock are treated as nonqualified options. The options were granted with an exercise price of $8.75 per share, which was the last sale price of our common stock as reported on The Nasdaq National Market on the date the options were granted. The last sale price of our common stock as reported on The Nasdaq National Market on April 29, 2002 was $7.69 per share.

         The following table sets forth the options which have been allocated by the Board of Directors if the increase in the number of shares of common stock available under the 1999 Plan is approved by the stockholders of the Company.


                                                                      NUMBER OF
                                 NAME                                  OPTIONS
                                 ----                                  -------

Robert K. Lifton..................................................     100,000
Howard Weingrow...................................................     100,000
Zvi Rehavi........................................................     100,000
Jacob S. Weiss....................................................      75,000
Israel Fisher.....................................................      25,000
All current executive officers as a group (5 persons).............     400,000
All non-executive director nominees as a group (4 persons)........      30,000
Non-executive officer employee group..............................     217,000


         Giving effect to the approval of this proposal and to the grant of options to purchase an aggregate of 647,000 shares referred to above, there would be outstanding options to purchase approximately 2,383,000 shares of our common stock and approximately 510,000 shares would be available for future grants under the 1999 Plan. No determinations have been made regarding the persons to whom grants will be made in the future under the 1999 Plan or the terms of such grants.

STOCKHOLDER APPROVAL

         The affirmative vote of the holders of a majority of the voting power of our shares of common stock that are present in person or by proxy at the meeting is required for approval of the amendment to the 1999 Plan. Should such stockholder approval not be obtained, then any options granted on the basis of the 1,000,000 share increase which forms part of this proposal will terminate without becoming exercisable for any of the shares of common stock subject to those options, and no further options will be granted on the basis of such share increase. However, the 1999 Plan will continue to remain in effect, and option grants may continue to be made pursuant to the provisions of the 1999 Plan in effect prior to the amendment summarized in this proposal, until the available reserve of common stock as last approved by the stockholders has been issued pursuant to options grants made under the 1999 Plan.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO OUR 1999 STOCK OPTION PLAN.

              PROPOSAL TO AMEND OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK

BACKGROUND AND REASONS FOR THE PROPOSED AMENDMENT

         Our board of directors has unanimously approved an amendment to our Certificate of Incorporation to increase the number of shares of common stock which we shall be authorized to issue from 25,000,000 to 35,000,000.

         We are requesting approval of this proposal because we presently do not have a sufficient number of shares of common stock available for issuance upon exercise of all outstanding options and warrants to purchase shares of our common stock. In addition to the 21,098,959 shares of common stock outstanding on the record date, we require an aggregate of 4,276,418 shares of common stock to satisfy our issuance obligations in these regards, resulting in a deficiency of 375,377 shares of common stock. We are also requesting approval of this proposal because we need additional shares of common stock available for issuance upon exercise of options that may hereafter be granted under our 1999 Stock Option Plan and pursuant to possible financings and other corporate purposes. Furthermore, we have reserved up to an additional 1,201,632 shares of common stock upon issuance of up to the same number of warrants in September 2002 pursuant to our shareholder loyalty program.

         The additional shares of common stock may be issued from time to time as our board of directors may determine without future action of our stockholders, except as may be required by applicable law and the regulations of The Nasdaq Stock Market. We do not currently have any agreements, arrangements or understandings for the issuance of shares of common stock with respect to any financing, exchange, merger, acquisition or similar transaction.

         The increase in the authorized number of shares of common stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of our company without further action by our stockholders. To the extent that the additional authorized shares are issued in the future, they will decrease existing stockholders' percentage equity ownership and, depending upon the price at which they are issued, could be dilutive to existing stockholders.

         Stockholders do not currently possess, nor upon the adoption of the proposed amendment will they acquire, preemptive rights which would entitle such persons, as a matter of right, to subscribe for the purchase of any of our securities.

         Approval of this proposal requires the affirmative vote of the holders of a majority of the voting power of our shares of common stock outstanding on the record date.

EFFECTIVENESS OF AMENDMENT

         If approved by the stockholders, the amendment will become effective upon the filing of a Certificate of Amendment to our Certificate of Incorporation, setting forth the proposed amendment, with the Secretary of State of the State of Delaware.

         OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE AMENDMENT TO THE CERTIFICATE TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK.

                    PROPOSAL TO RATIFY THE ISSUANCE AND SALE

                    OF SECURITIES TO CERTAIN OF OUR OFFICERS

BACKGROUND

         In May 2002, Robert K. Lifton, our chairman and chief executive officer, and Howard Weingrow, our president, each purchased 15,625 share of our common stock and warrants to purchase 15,625 shares of our common stock in a private placement of our securities. The terms of the offering called for the sale of shares of our common stock at a price, payable in cash, of $16.00 per share. Purchasers in the offering also received a two year warrant to purchase an additional share of common stock at an exercise price of $18.00 per share for each share purchased in the offering. On these terms, we issued and sold an aggregate of 413,500 shares of our common stock and warrants to purchase 413,500 shares of our common stock, generating gross proceeds of $6,616,000, of which an aggregate of $500,000 was from Messrs. Lifton and Weingrow.

         The last sale price of our common stock as reported on The Nasdaq National Market on April 19, 2001, the date of approval of the offering by our board of directors, was $18.00 per share. The last sale price of our common stock as reported on The Nasdaq National Market on May 15, 2001, the closing date of the private placement, was $18.64 per share. The last sale price of our common stock as reported on The Nasdaq National Market on April 29, 2002 was $7.69 per share.

         We are seeking stockholder ratification of the issuance and sale in the private placement of 3,125 shares of common stock and warrants to purchase 15,625 shares of common stock to each of Messrs. Lifton and Weingrow. We seek this ratification due to a requirement of The Nasdaq Stock Market set forth in NASD Rule 4350(i)(l)(A). This rule generally requires stockholder approval of, among other things, an arrangement made pursuant to which stock may be acquired by officers or directors of a company at a price below market value. However, stockholder approval is not generally required if the aggregate amount of securities issued to such officers or directors does not exceed 25,000 shares.

         Consequently, since Messrs. Lifton and Weingrow collectively purchased in the private placement 31,250 shares of common stock and warrants to purchase 31,250 shares of common stock, we are required to obtain stockholder approval for the issuance and sale of the aggregate amount over 25,000, or 6,250 shares of common stock and warrants to purchase 31,250 shares of common stock. Messrs. Lifton and Weingrow have each agreed not to sell, vote or receive cash dividends on any of such shares of common stock or shares underlying warrants until our stockholders have ratified their issuance and sale. In the event that our stockholders do not ratify such issuance and sale, we will rescind such sales and refund the purchase price of $100,000, with interest at the prime rate from the date of purchase. Furthermore, we would be required to rescind the subsequent purchase by each of Messrs. Lifton and Weingrow of approximately 624 shares of our common stock in our recently completed rights offering at a price of $2.00 per share, with interest at the prime rate from the date of purchase.

         OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE ISSUANCE AND SALE OF COMMON STOCK AND WARRANTS TO OUR CHAIRMAN AND CHIEF EXECUTIVE OFFICER AND OUR PRESIDENT.

                              INDEPENDENT AUDITORS

GRANT THORNTON LLP

         On October 4, 2000, we dismissed Grant Thornton LLP as our independent auditor.

         Grant Thornton's report on our financial statements for the two years ended December 31, 1999 (the "Prior Fiscal Period") contained no adverse opinion and no disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope, or accounting principles.

         Our dismissal of Grant Thornton was approved by our board of directors.

         There were no disagreements between us and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure during either (i) the Prior Fiscal Period or (ii) the period January 1, 2000 through October 4, 2000 (the "Interim Period"), which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused it to make reference to the subject matter of the disagreement in connection with its report for the Prior Fiscal Period.

         Grant Thornton has expressed no disagreement or difference of opinion regarding any of the kinds of events defined as "reportable events" in Item 304(a)(1)(v) of Regulation S-K ("Reportable Events").

         AUDIT FEES. There were no professional services rendered by Grant Thornton in the 2001 fiscal year relating to an audit of our consolidated financial statements.

         FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. There were no professional services rendered by Grant Thornton in the 2001 fiscal year relating to financial information systems design and implementation.

         ALL OTHER FEES. The fees for all other services rendered by Grant Thornton in the 2001 fiscal year include $21,000 for services in connection with our annual report and registration statement filings.

ARTHUR ANDERSEN LLP

         We engaged the firm of Arthur Andersen LLP, Independent Public Accountants, as our independent auditor, commencing on October 5, 2000, for our fiscal year ending December 31, 2000 and thereafter. We did not consult Arthur Andersen with respect to either the Prior Fiscal Period or the Interim Period as regards (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements or (ii) any matter that was either the subject of a disagreement or a Reportable Event.

         AUDIT FEES. The aggregate fees for professional services rendered by Arthur Andersen in connection with its audit of our consolidated financial statements and reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q for the 2001 fiscal year were approximately $88,000.

         FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. There were no professional services rendered by Arthur Andersen in the 2001 fiscal year relating to financial information systems design and implementation.

         ALL OTHER FEES. The fees for all other services rendered by Arthur Andersen in the 2001 fiscal year include $103,000 for services in connection with our registration statement filings and tax services.

         Our audit committee has determined that the provision of the above services is compatible with maintaining Arthur Andersen's independence.

         We expect a representative of Arthur Andersen to attend the 2002 annual meeting of stockholders. Such representative will have an opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

                                  ANNUAL REPORT

         Our 2001 Annual Report is being mailed to stockholders together with this proxy statement. No part of such Annual Report shall be regarded as proxy-soliciting material or as a communication by means of which any solicitation is being or is to be made. We will provide without charge to each of our stockholders, upon the written request of any such stockholders, a copy of our Annual Report on Form 10-K for the year ended December 31, 2001, exclusive of exhibits. Written requests for such Form 10-K should be sent to Howard Weingrow, President, Medis Technologies Ltd., 805 Third Avenue, New York, New York 10022.

                                  OTHER MATTERS

         Our board of directors knows of no other matters to be brought before the meeting. However, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his or her judgment on such matters.

                           2003 STOCKHOLDER PROPOSALS

         Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the Securities and Exchange Commission. In order for stockholder proposals for our 2003 Annual Meeting of Stockholders to be eligible for inclusion in our proxy statement, they must be received by us at our principal executive offices not later than December 31, 2002.

                                              By Order of the Board of Directors


                                              Robert K. Lifton,
                                              SECRETARY

April 30, 2002

                             MEDIS TECHNOLOGIES LTD.

                       2002 ANNUAL MEETING OF STOCKHOLDERS

           This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Robert K. Lifton and Howard Weingrow as proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them, to vote all shares of common stock of Medis Technologies Ltd. (the "Company") held of record by the undersigned at the 2002 Annual Meeting of Stockholders, to be held at the offices of Sonnenschein Nath & Rosenthal, 1221 Avenue of the Americas, 26th Floor, New York, New York, 10020, on Wednesday, June 12, 2002 at 10:00 a.m., local time, or any adjournment or postponement thereof.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder.

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" EACH OF THE PROPOSALS SET FORTH ON THE REVERSE SIDE

                 (Continued and to be Completed on Reverse Side)

[X]   Please mark
      your votes as
      indicated in
      this example


1.    Election of Directors   The nominees for the Board of Directors are:
                              Robert K. Lifton, Howard Weingrow, Jacob S.
                              Weiss, Amos Eiran, Zeev Nahmoni, Jacob E.
                              Goldman, Seymour Heinberg and Shmuel Peretz.

      FOR All Nominees              WITHHELD From All Nominees
      [   ]                         [   ]


(To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.)

Exceptions:_______________________________________________


2. To amend the Company's 1999 Stock Option Plan to increase the number of shares of common stock available for option grants thereunder to 3,000,000.

      FOR         AGAINST           ABSTAIN
      [   ]       [   ]             [   ]

3. To amend the Certificate of Incorporation to increase the number of authorized shares of common stock to 35,000,000.

      FOR         AGAINST           ABSTAIN
      [   ]       [   ]             [   ]

4. To ratify the issuance and sale of 6,250 shares of common stock and warrants to purchase 31,250 shares of common stock to the Company's Chairman and Chief Executive Officer and to its President.

      FOR         AGAINST           ABSTAIN
      [   ]       [   ]             [   ]

5. To transact such other business as may properly come before the meeting.


      Yes, I plan to attend the 2002 Annual Stockholders Meeting     [   ]

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Dated:_____________________________, 2002


-----------------------------------------
      Signature


-----------------------------------------
      Signature

PLEASE SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE.